Exhibit 99.1

Providian Financial Corporation Reports
First Quarter 2005 Earnings Results

Q1 Earnings Up Solidly Over Prior Year
Credit Quality Continues to Improve

San Francisco, CA, April 25, 2005 – Providian Financial Corporation (NYSE: PVN) today announced net income for the first quarter of 2005 of $133.0 million, or $0.40 per diluted share, compared to net income of $93.7 million, or $0.30 per diluted share, in the first quarter of 2004.  Strong contributions were made by both interest and non-interest revenue and credit quality showed further improvement.

“We are very pleased with the results of the first quarter of 2005,” said Joseph Saunders, Providian’s chairman and chief executive officer.  “The progress we made establishes a solid foundation for the balance of the year.  Our ultimate success in 2005 will be based on continuing to leverage our core competitive targeting and underwriting advantages while simultaneously laying the groundwork for product expansion to both existing and new customers.”

Financial Highlights - Reported Basis

Total net revenues on a reported basis, comprised of reported net interest income and reported non-interest income, totaled $525.1 million in the first quarter of 2005, compared to $498.5 million in the first quarter of 2004.  The net interest margin on average reported loans in the first quarter of 2005 was 7.62% and the non-interest margin on average reported loans was 21.82%.  The Company’s risk adjusted margin on average reported loans expanded to 24.95% from 23.80% in the first quarter of 2004.

Reported net credit losses in the first quarter of 2005 were $80.4 million, resulting in a reported net credit loss rate of 4.49%, compared to 9.02% in the first quarter of 2004.   The Company’s reported 30+ day delinquency rate at the end of the first quarter of 2005 was 3.15%, down 210 basis points from 5.25% at the end of the first quarter of 2004.

Reported loans receivable at the end of the first quarter of 2005 were $7.13 billion compared to $6.19 billion at the end of the first quarter of 2004.

Financial Highlights - Managed Basis

Total net revenues on a managed basis, comprised of net interest income and non-interest income from both reported and securitized loans, totaled $823.5 million in the first quarter of 2005, compared to $932.1 million in the first quarter of 2004. The net interest margin on average managed loans in the first quarter of 2005 was 12.30% and the non-interest margin on average managed loans was 6.27%.  The risk-adjusted margin on average managed loans increased to 10.14% in the first quarter from 9.01% in the first quarter of 2004.

Managed net credit losses in the first quarter of 2005 were $378.8 million, resulting in a managed net credit loss rate of 8.43%, compared to 13.88% in the first quarter of 2004.  The Company’s managed 30+ day delinquency rate at the end of the first quarter of 2005 was 5.16% compared to 7.36% at the end of the first quarter of 2004.  Based on the ongoing improvement in the credit quality of its loan portfolio the Company is lowering its 2005 managed net credit loss guidance by $50 million, to $1.6 billion for the year.

Managed loans receivable at the end of the first quarter of 2005 were $18.1 billion, essentially flat to the level at the end of the fourth quarter of 2004, excluding the higher-risk loans held for sale at the beginning of the first quarter of 2005.

Other First Quarter Results

The Company added approximately 513,000 gross new accounts in the first quarter of 2005, which was more than offset by the closure in February of approximately 530,000 inactive accounts, as well as the elimination of approximately 350,000 accounts through the higher risk asset sale.

Non-interest expense for the first quarter of 2005 was $261.0 million, compared to $266.0 million in the first quarter of 2004.  Non-interest expense, excluding solicitation and advertising, in the first quarter was $197.6 million.

The Company ended the first quarter of 2005 with total equity of $2.84 billion and an allowance for credit losses of $439.0 million, which together represent approximately 46% of reported loans and approximately 18% of managed loans.  Cash and investments ended the quarter at approximately $4.8 billion, representing approximately 34% of total reported assets and approximately 20% of total managed assets.

Managed Financial Information

The Company presents financial information on both a reported and managed basis.  “Reported” financial information refers to GAAP financial information while “managed” financial information is derived by adjusting the reported financial information to add back securitized loan balances and the related finance charge and fee income, credit losses, and net interest costs.  The interests the Company retains in the securitized loan balances creates financial exposure to the current and expected cash flows of the securitized loans.  Although the loans sold are not on the Company’s balance sheet, their performance affects the Company’s retained interests in the securitizations as well as its results of operations and its financial position.  In addition, the Company continues to service the securitized loans.

About Providian

San Francisco-based Providian Financial is a leading provider of credit cards to mainstream American customers throughout the U.S.  By combining experience, analysis, technology and outstanding customer service, Providian seeks to build long-lasting relationships with its customers by providing products and services that meet their evolving financial needs.

Certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections.  Forward-looking statements include, without limitation: expressions of the “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of the Company and its subsidiaries; and other statements that are not historical fact.  Forward-looking statements are based on certain assumptions by management and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  These risks and uncertainties include, but are not limited to, competitive pressures; factors that affect liquidity, delinquency rates, credit loss rates, and charge-off rates; general economic conditions; consumer loan portfolio growth; changes in the cost and/or availability of funding due to changes in the deposit, credit, or securitization markets; changes in the way the Company is perceived in such markets and/or conditions relating to existing or future financing commitments; the effect of government policy and regulation, whether of general applicability or specific to the Company, including restrictions and/or limitations relating to the Company’s minimum capital requirements, deposit-taking abilities, reserving methodologies, dividend policies and payments, growth, and/or underwriting criteria; year-end adjustments; changes in accounting rules, policies, or assumptions or in the interpretation or application of such rules, policies, or assumptions; changes to or the restatement of prior period financial statements or results as the result of accounting errors or other circumstances; the success of product development efforts; legal and regulatory proceedings, including the impact of ongoing litigation; interest rates; one-time charges; extraordinary items; the ability to recruit or replace key personnel; and the impact of existing, modified, or new strategic initiatives.  These and other risks and uncertainties are described in detail in the Company’s Annual Report on Form 10-K and Annual Report to Stockholders for the fiscal year ended December 31, 2004 under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors.” Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date thereof.  The Company undertakes no obligation to update any forward-looking statements.

Additional information regarding the first quarter 2005 results is provided in the form of a copy of the first quarter 2005 earnings conference call script which is available on the Company’s website at www.providian.com under Investor Relations.

For more information – Investors please call Jack Carsky at 415-278-4977.  Media, please contact Alan Elias at 415-278-4189.

Note:  Investor information is available on Providian Financial’s website at www.providian.com.

Providian Financial Corporation
Financial & Statistical Summary
Reported Financial Measures
(unaudited)

(in millions, except per share and employee data)	2005 Q1	2004 Q4	2004 Q3	2004 Q2	2004 Q1
		Restated	Restated	Restated	Restated
Reported Earnings:
Net Interest Income	$134.3	$132.8	$139.3	$115.4	$111.7
Non-Interest Income	390.8	396.0	421.2	401.3	386.8
Total Net Revenue	525.1	528.8	560.5	516.7	498.5
Provision for Credit Losses	60.8	85.1	161.4	182.0	88.9
Non-Interest Expense	261.0	264.3	256.9	259.1	266.0
Income Before Income Taxes	203.3	179.4	142.2	75.6	143.6
Income Tax Expense	70.3	34.8	49.1	25.7	49.9
Net Income	$133.0	$144.6	$93.1	$49.9	$93.7
Reported Financial Data:
Quarter:
Net Credit Losses	$80	$119	$128	$150	$146
Provision for Credit Losses	$61	$85	$161	$182	$89
Quarter End:
Total Loans	$7,127	$7,522	$7,307	$6,884	$6,191
Total Assets	$14,047	$14,345	$13,836	$13,535	$13,450
Total Equity	$2,844	$2,710	$2,557	$2,442	$2,401
Quarter Average:
Total Loans (1)	$7,164	$6,936	$7,340	$6,611	$6,473
Earning Assets (1)	$12,027	$12,372	$11,782	$11,479	$11,778
Total Assets	$14,105	$14,340	$13,622	$13,432	$13,750
Total Equity	$2,791	$2,647	$2,502	$2,393	$2,322
Key Reported Statistics:
Net Interest Margin on Average Earning Assets (2)	4.47%	4.29%	4.73%	4.02%	3.79%
Net Interest Margin on Average Loans (3)	7.62%	8.19%	8.14%	8.39%	8.92%
Risk Adjusted Margin on Average Loans (4)	24.95%	24.17%	24.10%	23.57%	23.80%
Adjusted Margin on Average Loans (5)	10.10%	9.03%	8.53%	7.58%	9.12%
Non-interest Income Margin (6)	21.82%	22.84%	22.95%	24.28%	23.90%
Return on Average Assets	3.77%	4.03%	2.73%	1.49%	2.72%
Return on Equity	19.04%	21.85%	14.89%	8.35%	16.13%
Allowance as a Percent of Loans	6.16%	7.97%	8.67%	8.72%	9.19%
Net Credit Loss Rate (7)	4.49%	6.86%	6.99%	9.10%	9.02%
30+ Day Delinquency Rate (8)	3.15%	4.61%	4.61%	4.74%	5.25%
Equity to Assets	20.25%	18.89%	18.48%	18.04%	17.85%
Common Share Statistics:
Earnings Per Common Share - Basic	$0.46	$0.50	$0.32	$0.17	$0.33

Earnings Per Common Share - Assuming Dilution	0.40	0.44	0.29	0.16	0.30

Book Value Per Share (Period End)	$9.67	$9.23	$8.73	$8.37	$8.25
Total Market Capitalization (Period End)	$5,047	$4,834	$4,552	$4,282	$3,814
Shares Outstanding (Period End)	294.1	293.5	293.0	291.9	291.2
Weighted Average Shares O/S - Basic	290.9	289.6	289.3	288.4	288.1
Weighted Average Shares O/S - Diluted	340.4	339.7	333.6	332.6	317.6
Interest on convertible senior notes, net-of-taxes	4.7	4.7	2.9	2.9	1.9

Accounts	9.4	10.3	10.3	10.3	10.3
Employees (FTE)	3,197	3,263	3,457	3,763	3,980

(1)     The Q1 2005 average balances exclude loans held for securitization or sale in the amount of $183 million.

(2)     Represents interest income, less interest expense, expressed as a percentage of reported average earning assets.

(3)     Represents interest income, less interest expense, expressed as a percentage of reported average loans receivable. Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(4)     Represents interest income, less interest expense and net credit losses, plus non-interest income, expressed as a percentage of reported average loans receivable. Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(5)     Represents interest income, less interest expense and net credit losses, plus credit product fee income on reported average loans receivable, expressed as a percentage of reported average loans receivable.  Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(6)     Represents reported non-interest income expressed as a percentage of reported average loans receivable.

(7)     Represents principal amounts of reported loans receivable that have been charged off, less recoveries, expressed as a percentage of reported average loans receivable during the period; fraud losses are not included.

(8)     Represents reported loans receivable that are 30 days or more past due at period end, expressed as a percentage of reported loans receivable at period end.

Providian Financial Corporation
Financial & Statistical Summary
Managed Financial Measures
(unaudited)

(dollars in millions)	2005 Q1	2004 Q4	2004 Q3	2004 Q2	2004 Q1
		Restated	Restated	Restated	Restated
Managed Net Revenue:
Net Interest Income	$541.8	$580.1	$574.0	$557.3	$566.0
Non-Interest Income	281.7	275.4	312.0	334.4	366.1
Total Net Revenue (1)	$823.5	$855.5	$886.0	$891.7	$932.1
Managed Financial Data:
Quarter:
Net Credit Losses	$378.8	$445.6	$453.8	$525.4	$579.6
Net Change in Reported Allowance for Credit Losses (2)	(19.6)	(33.8)	33.1	31.7	(57.1)
Adjusted Credit Losses	$359.2	$411.8	$486.9	$557.1	$522.5
Quarter End:
Total Loans (3)	$18,089	$18,536	$17,901	$17,245	$16,676
Securitized Loans (4)	$10,962	$11,014	$10,594	$10,361	$10,485
Total Assets (5)	$23,340	$23,637	$22,685	$22,196	$22,230
Total Equity	$2,844	$2,710	$2,557	$2,442	$2,401
Quarter Average:
Total Loans (6)	$17,979	$17,864	$17,469	$16,778	$16,705
Securitized Loans (4)	$10,815	$10,928	$10,129	$10,167	$10,232
Earning Assets (6)	$22,842	$23,300	$21,911	$21,646	$22,010
Total Assets	$23,244	$23,475	$22,077	$22,032	$22,398
Total Equity	$2,791	$2,647	$2,502	$2,393	$2,322
Key Managed Statistics:
Net Interest Margin on Average Earning Assets (7)	9.49%	9.96%	10.48%	10.30%	10.29%
Net Interest Margin on Average Loans (8)	12.30%	13.34%	13.46%	13.74%	14.12%
Risk Adjusted Margin on Average Loans (9)	10.14%	9.53%	10.21%	9.18%	9.01%
Adjusted Margin on Average Loans (10)	9.51%	9.42%	9.27%	7.44%	6.86%
Non-interest Income Margin (11)	6.27%	6.17%	7.14%	7.97%	8.77%
Return on Average Assets	2.29%	2.46%	1.69%	0.91%	1.67%
Net Credit Loss Rate (12)	8.43%	9.98%	10.39%	12.53%	13.88%
30+ Day Delinquency Rate (13)	5.16%	6.16%	6.27%	6.44%	7.36%
Equity to Managed Assets	12.19%	11.46%	11.27%	11.00%	10.80%

(1)     Represents the interest income and non-interest income earned from managed loans receivable and investments less interest expense, including the interest costs payable to securitization investors.

(2)     The net change in the reported allowance for credit losses excludes the allowance transferred to loans held for securitization or sale.

(3)     Represents all loans receivable from customer accounts that are managed by the Company, including the loans receivable reported on the Company’s statement of financial condition and the loans receivable removed or reclassified from the Company’s statement of financial condition through the Company’s securitizations. Loans receivable amounts exclude estimated uncollectible interest and fees.

(4)     Effective December 2002, the Company adopted the federal banking agencies’ accrued interest receivable, or AIR, guidance, resulting in a reclassification of a portion of accrued interest receivable from reported loans receivable to due from securitizations during 2005 and 2004. Securitized loans for 2005 and 2004 include the AIR reclassification.

(5)     Managed assets represent total assets reported on the Company’s statement of financial condition, plus the loans receivable removed or reclassified from loans receivable on its statement of financial condition through securitizations, less the retained interests from securitizations reported on its statement of financial condition.

(6)     The Q1 2005 average balances exclude loans held for securitization or sale in the amount of $183 million.

(7)     Represents interest income, less interest expense, expressed as a percentage of managed average earning assets.

(8)     Represents interest income, less interest expense, expressed as a percentage of managed average loans receivable. Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(9)     Represents interest income, less interest expense and net credit losses, plus non-interest income, expressed as a percentage of managed average loans receivable. Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(10)   Represents interest income, less interest expense and net credit losses,  plus credit product fee income on managed average loans receivable, expressed as a percentage of managed average loans receivable.  Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(11)   Represents managed non-interest income expressed as a percentage of managed average loans receivable. Managed non-interest income excludes the interest income reclassification related to certain retained beneficial interests.

(12)   Represents principal amounts of managed loans receivable that have been charged off, less recoveries, expressed as a percentage of managed average loans receivable during the period; fraud losses are not included.

(13)   Represents managed loans receivable that are 30 days or more past due at period end, expressed as a percentage of managed loans receivable at period end.

Providian Financial Corporation
Delinquency Summary
Quarterly
(unaudited)

	2005 Q1		2004 Q4		2004 Q3		2004 Q2		2004 Q1
(dollars in thousands)	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans	Loans	% of Total Loans
Reported
Loans outstanding	$7,127,214	100.00%	$7,522,401	100.00%	$7,306,507	100.00%	$6,883,942	100.00%	$6,191,078	100.00%
Loans delinquent
30 - 59 days	$72,377	1.02%	$109,014	1.45%	$109,195	1.49%	$106,713	1.55%	$91,581	1.48%
60 - 89 days	52,116	0.73%	80,152	1.06%	79,558	1.09%	76,073	1.11%	73,418	1.18%
90 or more days	100,139	1.40%	157,776	2.10%	147,963	2.03%	143,225	2.08%	160,242	2.59%

Total	$224,632	3.15%	$346,942	4.61%	$336,716	4.61%	$326,011	4.74%	$325,241	5.25%

Securitized
Loans outstanding (1)	$10,961,605		$11,013,352		$10,594,908		$10,361,415		$10,485,261
Loans delinquent
30 - 59 days	$200,858		$244,041		$248,849		$251,973		$243,862
60 - 89 days	157,898		182,531		187,693		183,179		206,633
90 or more days	350,028		367,963		348,770		348,995		451,580

Total	$708,784		$794,535		$785,312		$784,147		$902,075

Managed
Loans outstanding	$18,088,819	100.00%	$18,535,753	100.00%	$17,901,415	100.00%	$17,245,357	100.00%	$16,676,339	100.00%
Loans delinquent
30 - 59 days	$273,235	1.51%	$353,055	1.90%	$358,044	2.00%	$358,686	2.08%	$335,443	2.01%
60 - 89 days	210,014	1.16%	262,683	1.42%	267,251	1.49%	259,252	1.50%	280,051	1.68%
90 or more days	450,167	2.49%	525,739	2.84%	496,733	2.78%	492,220	2.86%	611,822	3.67%

Total	$933,416	5.16%	$1,141,477	6.16%	$1,122,028	6.27%	$1,110,158	6.44%	$1,227,316	7.36%

(1)    Excludes the senior seller’s interest in the loans receivable transferred in securitizations, which is included in reported loans receivable.  Includes the seller’s interest subordinated component, or AIR, which is reported in due from securitizations on the Company’s statement of financial condition.

Providian Financial Corporation
Reported and Managed Monthly Net Credit Loss and Delinquency Rates
March 31, 2005

Providian Financial Corporation’s reported and managed net credit loss rates for the month ended March 31, 2005 and its 30+ day reported and managed delinquency rates as of March 31, 2005 are presented in the following table (unaudited).

	Reported	Managed

Net Credit Loss Rate (1)	5.15%	8.62%

30+ Day Delinquency Rate (2)	3.15%	5.16%

(1)     Represents the principal amounts of loans receivable that have been charged off, less the total amount of recoveries on previously charged-off loans, expressed as a percentage of the average loans receivable during the period, multiplied by 12. Recoveries include proceeds from the sale of charged-off assets to third parties.

(2)     Represents loans that are 30+ days past due as of the last day of the monthly period, divided by the total loans as of the last day of the monthly period.

Reported net credit loss and delinquency rates exclude the impact of loans receivable removed or reclassified from loans receivable on the Company’s balance sheet through its securitizations. Managed net credit loss and delinquency rates are derived by adjusting the reported financial information to add back securitized loan balances. A reconciliation of reported and managed net credit losses, 30+ day delinquencies and loans receivable for the month ended March 31, 2005 is provided in the following table (unaudited).

(dollars in thousands)	Reported	Securitized (1)	Managed
Net Credit Losses	$30,422	$97,944	$128,366
Average Loans Receivable Balance	$7,091,816	$10,784,029	$17,875,845
Net Credit Loss Rate	5.15%		8.62%

30+ Day Delinquencies	$224,632	$708,784	$933,416
End of Month Loans Receivable Balance	$7,127,214	$10,961,605	$18,088,819
30+ Day Delinquency Rate	3.15%		5.16%

(1)     The securitized amounts provide a reconciliation between reported and managed financial disclosures in accordance with the Securities and Exchange Commission Regulation G. The securitized amounts are not the equivalent of loan balances transferred to the Company’s securitization trust because they exclude the senior seller’s interest in such loans. The senior seller’s interest, which is an undivided interest in the loans transferred to the securitization trust, is included in reported loans receivable. The securitized amounts include the seller’s interest subordinated component, which represents the Company’s retained interest in outstanding accrued interest and fees that are allocated to securityholders’ interests and is reported in due from securitizations on the Company’s balance sheet.

Providian Financial Corporation
Allowance for Credit Losses

	Three months ended March 31,
(dollars in thousands)	2005	2004

Balance at beginning of period	$599,703	$625,886
Provision for credit losses	60,845	88,852
Credit losses	(98,142)	(188,818)
Recoveries	17,702	42,890
Credit losses on loans held for securitization or sale (1)	(141,100)	—
Balance at end of period	$439,008	$568,810

(1)     The decrease in the allowance for credit losses of  $141.1 million represents the allowance for credit losses that, together with the outstanding balances of the higher-risk loans receivable, was transferred to loans held for securitization or sale as part of the adjustment to the fair value.

Providian Financial Corporation and Subsidiaries
Consolidated Statements of Financial Condition

(dollars in thousands, except per share data)	March 31, 2005	December 31, 2004
	(unaudited)
Assets
Cash and cash equivalents	$217,013	$272,397
Federal funds sold and securities purchased under resale agreements	397,352	440,351
Investment securities:
Available-for-sale, at market value (amortized cost of $4,151,577 at March 31, 2005 and $4,083,634 at December 31, 2004)	4,138,418	4,072,695

Loans receivable	7,127,214	7,522,401
Less allowance for credit losses	(439,008)	(599,703)
Loans receivable, net	6,688,206	6,922,698

Due from securitizations	2,245,685	2,266,314
Deferred taxes	—	30,185
Premises and equipment, net	49,389	52,640
Interest receivable	62,814	57,807
Other assets	247,855	229,452
Total assets	$14,046,732	$14,344,539

Liabilities
Deposits:
Non-interest bearing	$53,681	$53,398
Interest bearing	9,014,502	9,417,606
	9,068,183	9,471,004

Short-term borrowings	342,569	342,080
Long-term borrowings	1,124,886	1,119,278
Accrued expenses and other liabilities	667,129	702,648
Total liabilities	11,202,767	11,635,010

Shareholders’ Equity
Common stock, par value $0.01 per share (authorized: 800,000,000 shares; issued: March 31, 2005—294,936,562 shares; December 31, 2004—293,980,878 shares)	2,949	2,940
Retained earnings	2,876,802	2,735,223
Cumulative other comprehensive income	(8,220)	(6,833)
Common stock held in treasury—at cost (March 31, 2005—815,077 shares; December 31, 2004—479,464 shares)	(27,566)	(21,801)
Total shareholders’ equity	2,843,965	2,709,529
Total liabilities and shareholders’ equity	$14,046,732	$14,344,539

Providian Financial Corporation and Subsidiaries
Consolidated Statements of Income

	Three months ended March 31,
(dollars in thousands, except per share data) (unaudited)	2005	2004

Interest Income
Loans	$203,403	$217,900
Federal funds sold and securities purchased under resale agreements	2,798	6,279
Other	40,500	21,212
Total interest income	246,701	245,391

Interest Expense
Deposits	95,889	114,896
Borrowings	16,480	18,816
Total interest expense	112,369	133,712
Net interest income	134,332	111,679

Provision for credit losses	60,845	88,852

Net interest income after provision for credit losses	73,487	22,827

Non-Interest Income
Servicing and securitization	225,586	226,091
Credit product fee income	124,906	149,144
Other	40,320	11,544
	390,812	386,779

Non-Interest Expense
Salaries and employee benefits	64,023	81,480
Solicitation and advertising	63,437	52,571
Occupancy, furniture, and equipment	17,499	26,213
Data processing and communication	29,938	27,048
Other	86,091	78,694
	260,988	266,006

Income before income taxes	203,311	143,600
Income tax expense	70,290	49,933
Net Income	$133,021	$93,667

Earnings per common share — basic	$0.46	$0.33

Earnings per common share — assuming dilution	$0.40	$0.30

Weighted average common shares outstanding — basic (000)	290,864	288,085

Weighted average common shares outstanding — assuming dilution (000)	340,436	317,622

Providian National Bank
Total Risk-Based Capital Ratios as of  March 31, 2005  (1)

Providian National Bank

Call Report Basis (2)	25.25%
Applying Subprime Guidance (3)	22.22%

(1)     Total risk-based capital (Tier 1 + Tier 2) divided by total risk-based assets.

(2)     Total risk-based capital ratio as shown on the March 31, 2005 Call Report.

(3)     Total risk-based capital ratio after applying the increased risk weightings under the Expanded Guidance for Subprime Lending Programs (“Subprime Guidance”).

Providian Financial Corporation and Subsidiaries
Reconciliation of Non-Interest Expense

	Three months ended March 31,
(dollars in thousands) (unaudited)	2005	2004

Non-Interest Expense
Salaries and employee benefits	$64,023	$81,480
Solicitation and advertising	63,437	52,571
Occupancy, furniture, and equipment	17,499	26,213
Data processing and communication	29,938	27,048
Other	86,091	78,694
Total non-interest expense	260,988	266,006
Less: solicitation and advertising	(63,437)	(52,571)
Total non-interest expense, excluding solicitation and advertising	$197,551	$213,435

Providian Financial Corporation
Financial & Statistical Summary
Reported Financial Measures
(unaudited)

(in millions, except per share and employee data)	2003 Q4	2003 Q3	2003 Q2	2003 Q1
	Restated	Restated	Restated	Restated
Reported Earnings:
Net Interest Income	$80.7	$77.7	$124.3	$176.3
Non-Interest Income	429.9	461.1	401.1	433.8
Total Net Revenue	510.6	538.8	525.4	610.1
Provision for Credit Losses	129.8	98.7	132.0	261.8
Non-Interest Expense	261.5	286.6	324.6	328.3
Income Before Income Taxes	119.3	153.5	68.8	20.0
Income Tax Expense	47.0	60.4	27.1	7.7
Net Income	$72.3	$93.1	$41.7	$12.3
Reported Financial Data:
Quarter:
Net Credit Losses (1)	$148	$156	$237	$296
Provision for Credit Losses	$130	$99	$132	$262
Quarter End:
Total Loans	$6,281	$5,994	$6,417	$7,147
Total Assets	$14,246	$15,300	$16,164	$16,562
Total Equity	$2,296	$2,222	$2,139	$2,090
Quarter Average:
Total Loans	$5,934	$5,865	$6,684	$7,500
Earning Assets	$12,314	$12,808	$13,979	$13,525
Total Assets	$14,782	$15,702	$16,416	$16,469
Total Equity	$2,270	$2,161	$2,117	$2,038
Key Reported Statistics:
Net Interest Margin on Average Earning Assets (2)	2.62%	2.43%	3.56%	5.21%
Net Interest Margin on Average Loans (3)	8.28%	8.85%	10.14%	11.47%
Risk Adjusted Margin on Average Loans (4)	27.29%	29.65%	19.95%	18.81%
Adjusted Margin on Average Loans (5)	9.53%	10.03%	9.09%	6.35%
Non-interest Income Margin (6)	28.98%	31.45%	24.00%	23.13%
Return on Average Assets	1.96%	2.37%	1.02%	0.30%
Return on Equity	12.75%	17.22%	7.87%	2.41%
Allowance as a Percent of Loans	9.96%	10.74%	12.20%	13.69%
Net Credit Loss Rate (7)	9.97%	10.65%	14.19%	15.79%
30+ Day Delinquency Rate (8)	6.64%	7.18%	7.64%	8.76%
Equity to Assets	16.12%	14.53%	13.23%	12.62%
Common Share Statistics:
Earnings Per Common Share - Basic	$0.25	$0.32	$0.15	$0.04

Earnings Per Common Share - Assuming Dilution	0.24	0.30	0.14	0.04

Book Value Per Share (Period End)	$7.92	$7.66	$7.37	$7.21
Total Market Capitalization (Period End)	$3,381	$3,421	$2,689	$1,901
Shares Outstanding (Period End)	290.4	290.2	290.4	289.8
Weighted Average Shares O/S - Basic	287.7	287.6	286.3	286.2
Weighted Average Shares O/S - Diluted	314.9	314.0	298.0	290.4
Interest on convertible senior notes, net-of-taxes	1.7	1.7	0.7	—

Accounts	10.5	10.8	11.4	11.7
Employees (FTE)	4,502	5,012	5,692	6,083

(1)     The net credit losses for the second quarter of 2003 exclude the fair value adjustments on loans held for securitization or sale.

(2)     Represents interest income, less interest expense, expressed as a percentage of reported average earning assets.

(3)     Represents interest income, less interest expense, expressed as a percentage of reported average loans receivable. Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(4)     Represents interest income, less interest expense and net credit losses, plus non-interest income, expressed as a percentage of reported average loans receivable. Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(5)     Represents interest income, less interest expense and net credit losses, plus credit product fee income on reported average loans receivable, expressed as a percentage of reported average loans receivable.  Interest expense is allocated to reported average loans receivable based on the ratio of reported average loans receivable to reported average earning assets.

(6)     Represents reported non-interest income expressed as a percentage of reported average loans receivable.

(7)     Represents principal amounts of reported loans receivable that have been charged off, less recoveries, expressed as a percentage of reported average loans receivable during the period; fraud losses are not included.

(8)     Represents reported loans receivable that are 30 days or more past due at period end, expressed as a percentage of reported loans receivable at period end.

Providian Financial Corporation
Financial & Statistical Summary
Managed Financial Measures
(unaudited)

(dollars in millions)	2003 Q4	2003 Q3	2003 Q2	2003 Q1
	Restated	Restated	Restated	Restated
Managed Net Revenue:
Net Interest Income	$574.2	$590.7	$649.5	$705.5
Non-Interest Income	385.6	398.9	398.5	443.0
Total Net Revenue (1)	$959.8	$989.6	$1,048.0	$1,148.5
Managed Financial Data:
Quarter:
Net Credit Losses	$597.1	$607.0	$759.8	$834.5
Net Change in Reported Allowance for Credit Losses (2)	(18.1)	(57.5)	(105.1)	(34.2)
Adjusted Credit Losses	$579.0	$549.5	$654.7	$800.3

Quarter End:
Total Loans (3)	$16,934	$16,945	$17,798	$18,470
Securitized Loans (4)	$10,653	$10,951	$11,381	$11,323
Total Assets (5)	$23,169	$23,749	$25,089	$25,487
Total Equity	$2,296	$2,222	$2,139	$2,090
Quarter Average:
Total Loans	$16,667	$16,891	$18,045	$18,952
Securitized Loans (4)	$10,733	$11,026	$11,361	$11,452
Earning Assets	$23,047	$23,834	$25,340	$24,977
Total Assets	$23,312	$24,424	$25,341	$25,445
Total Equity	$2,270	$2,161	$2,117	$2,038
Key Managed Statistics:

Net Interest Margin on Average Earning Assets (6)	9.97%	9.91%	10.25%	11.30%
Net Interest Margin on Average Loans (7)	14.43%	14.78%	15.09%	15.40%
Risk Adjusted Margin on Average Loans (8)	9.35%	9.86%	7.08%	7.14%
Adjusted Margin on Average Loans (9)	7.33%	7.65%	5.18%	5.39%
Non-interest Income Margin (10)	9.25%	9.45%	8.83%	9.35%
Return on Average Assets	1.24%	1.52%	0.66%	0.19%
Net Credit Loss Rate (11)	14.33%	14.37%	16.84%	17.61%
30+ Day Delinquency Rate (12)	9.29%	9.68%	9.72%	10.31%
Equity to Managed Assets	9.91%	9.36%	8.52%	8.20%

(1)     Represents the interest income and non-interest income earned from managed loans receivable and investments less interest expense, including the interest costs payable to securitization investors.

(2)     The net change in the reported allowance for credit losses excludes the allowance transferred to loans held for securitization or sale.

(3)     Represents all loans receivable from customer accounts that are managed by the Company, including the loans receivable reported on the Company’s statement of financial condition and the loans receivable removed or reclassified from the Company’s statement of financial condition through the Company’s securitizations. Loans receivable amounts exclude estimated uncollectible interest and fees.

(4)     Effective December 2002, the Company adopted the federal banking agencies’ accrued interest receivable, or AIR, guidance, resulting in a reclassification of a portion of accrued interest receivable from reported loans receivable to due from securitizations during 2003. Securitized loans for 2003 include the AIR reclassification.

(5)     Managed assets represent total assets reported on the Company’s statement of financial condition, plus the loans receivable removed or reclassified from loans receivable on its statement of financial condition through securitizations, less the retained interests from securitizations reported on its statement of financial condition.

(6)     Represents interest income, less interest expense, expressed as a percentage of managed average earning assets.

(7)     Represents interest income, less interest expense, expressed as a percentage of managed average loans receivable. Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(8)     Represents interest income, less interest expense and net credit losses, plus non-interest income, expressed as a percentage of managed average loans receivable. Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(9)     Represents interest income, less interest expense and net credit losses,  plus credit product fee income on managed average loans receivable, expressed as a percentage of managed average loans receivable.  Interest expense is allocated to managed average loans receivable based on the ratio of managed average loans receivable to managed average earning assets.

(10)   Represents managed non-interest income expressed as a percentage of managed average loans receivable. Managed non-interest income excludes the interest income reclassification related to certain retained beneficial interests.

(11)   Represents principal amounts of managed loans receivable that have been charged off, less recoveries, expressed as a percentage of managed average loans receivable during the period; fraud losses are not included.

(12)   Represents managed loans receivable that are 30 days or more past due at period end, expressed as a percentage of managed loans receivable at period end.

Providian Financial Corporation
Financial & Statistical Summary
Reconciliation of Reported and Managed Financial Measures

				Restated			Restated
(dollars in millions)	Reported 2005 QTR 01	Securization Adjustment	Managed 2005 QTR 01	Reported 2004 QTR 04	Securization Adjustment	Managed 2004 QTR 04	Reported 2004 QTR 03	Securization Adjustment	Managed 2004 QTR 03
Earnings:
Interest Income Loans	$203.4	$496.9	$700.3	$209.3	$528.0	$737.3	$223.7	$497.5	$721.2
Interest Income Investments	43.3	(14.2)	29.1	43.1	(15.8)	27.3	35.0	(15.2)	19.8
Interest Expense	112.4	75.2	187.6	119.6	64.9	184.5	119.4	47.6	167.0
Net Interest Income	$134.3	$407.5	$541.8	$132.8	$447.3	$580.1	$139.3	$434.7	$574.0
Non-Interest Income	390.8	(109.1)	281.7	396.0	(120.6)	275.4	421.2	(109.2)	312.0
Total Net Revenue	$525.1	$298.4	$823.5	$528.8	$326.7	$855.5	$560.5	$325.5	$886.0

Financial Data:
Quarter:
Net Interest Income Loans	$136.4		$552.6	$142.2		$595.8	$149.3		$588.1
Net Interest Income Investments	(2.1)		(10.8)	(9.4)		(15.7)	(10.0)		(14.1)
Net Interest Income	$134.3		$541.8	$132.8		$580.1	$139.3		$574.0
Net Credit Losses	$80	$299	$379	$119	$327	$446	$128	$326	$454

Quarter End:
Total Loans	$7,127	$10,962	$18,089	$7,522	$11,014	$18,536	$7,307	$10,594	$17,901
Total Assets	$14,047	$9,293	$23,340	$14,345	$9,292	$23,637	$13,836	$8,849	$22,685

Quarter Average:
Total Loans (1)	$7,164	$10,815	$17,979	$6,936	$10,928	$17,864	$7,340	$10,129	$17,469
Earning Assets (1)	$12,027	$10,815	$22,842	$12,372	$10,928	$23,300	$11,782	$10,129	$21,911
Total Assets	$14,105	$9,139	$23,244	$14,340	$9,135	$23,475	$13,622	$8,455	$22,077

	Restated			Restated
(dollars in millions)	Reported 2004 QTR 02	Securization Adjustment	Managed 2004 QTR 02	Reported 2004 QTR 01	Securization Adjustment	Managed 2004 QTR 01
Earnings:
Interest Income Loans	$209.6	$493.7	$703.3	$217.9	$505.1	$723.0
Interest Income Investments	28.8	(10.9)	17.9	27.5	(8.8)	18.7
Interest Expense	123.0	40.9	163.9	133.7	42.0	175.7
Net Interest Income	$115.4	$441.9	$557.3	$111.7	$454.3	$566.0
Non-Interest Income	401.3	(66.9)	334.4	386.8	(20.7)	366.1
Total Net Revenue	$516.7	$375.0	$891.7	$498.5	$433.6	$932.1

Financial Data:
Quarter:
Net Interest Income Loans	$138.8		$576.3	$144.4		$589.6
Net Interest Income Investments	(23.4)		(19.0)	(32.7)		(23.6)
Net Interest Income	$115.4		$557.3	$111.7		$566.0
Net Credit Losses	$150	$375	$525	$146	$434	$580

Quarter End:
Total Loans	$6,884	$10,361	$17,245	$6,191	$10,485	$16,676
Total Assets	$13,535	$8,661	$22,196	$13,450	$8,780	$22,230

Quarter Average:
Total Loans (1)	$6,611	$10,167	$16,778	$6,473	$10,232	$16,705
Earning Assets (1)	$11,479	$10,167	$21,646	$11,778	$10,232	$22,010
Total Assets	$13,432	$8,600	$22,032	$13,750	$8,648	$22,398

(1)     The Q1 2005 average balances exclude loans held for securitization or sale in the amount of $183 million.

	Restated			Restated
(dollars in millions)	Reported 2003 QTR 04	Securization Adjustment	Managed 2003 QTR 04	Reported 2003 QTR 03	Securization Adjustment	Managed 2003 QTR 03
Earnings:
Interest Income Loans	$191.9	$542.7	$734.6	$200.8	$562.3	$763.1
Interest Income Investments	32.0	(8.2)	23.8	31.8	(8.2)	23.6
Interest Expense	143.2	41.0	184.2	154.9	41.1	196.0
Net Interest Income	$80.7	$493.5	$574.2	$77.7	$513.0	$590.7
Non-Interest Income	429.9	(44.3)	385.6	461.1	(62.2)	398.9
Total Net Revenue	$510.6	$449.2	$959.8	$538.8	$450.8	$989.6

Financial Data:
Quarter:
Net Interest Income Loans	$122.9		$601.4	$129.9		$624.2
Net Interest Income Investments	(42.2)		(27.2)	(52.2)		(33.5)
Net Interest Income	$80.7		$574.2	$77.7		$590.7
Net Credit Losses	$148	$449	$597	$156	$451	$607

Quarter End:
Total Loans	$6,281	$10,653	$16,934	$5,994	$10,951	$16,945
Total Assets	$14,246	$8,923	$23,169	$15,300	$8,449	$23,749

Quarter Average:
Total Loans	$5,934	$10,733	$16,667	$5,865	$11,026	$16,891
Earning Assets	$12,314	$10,733	$23,047	$12,808	$11,026	$23,834
Total Assets	$14,782	$8,530	$23,312	$15,702	$8,722	$24,424

	Restated			Restated
(dollars in millions)	Reported 2003 QTR 02	Securization Adjustment	Managed 2003 QTR 02	Reported 2003 QTR 01	Securization Adjustment	Managed 2003 QTR 01
Earnings:
Interest Income Loans	$247.7	$581.9	$829.6	$310.3	$586.0	$896.3
Interest Income Investments	40.5	(11.3)	29.2	37.8	(8.9)	28.9
Interest Expense	163.9	45.4	209.3	171.8	47.9	219.7
Net Interest Income	$124.3	$525.2	$649.5	$176.3	$529.2	$705.5
Non-Interest Income	401.1	(2.6)	398.5	433.8	9.2	443.0
Total Net Revenue	$525.4	$522.6	$1,048.0	$610.1	$538.4	$1,148.5

Financial Data:
Quarter:
Net Interest Income Loans	$169.3		$680.6	$215.0		$729.6
Net Interest Income Investments	(45.0)		(31.1)	(38.7)		(24.1)
Net Interest Income	$124.3		$649.5	$176.3		$705.5
Net Credit Losses	$237	$523	$760	$296	$539	$835

Quarter End:
Total Loans	$6,417	$11,381	$17,798	$7,147	$11,323	$18,470
Total Assets	$16,164	$8,925	$25,089	$16,562	$8,925	$25,487

Quarter Average:
Total Loans	$6,684	$11,361	$18,045	$7,500	$11,452	$18,952
Earning Assets	$13,979	$11,361	$25,340	$13,525	$11,452	$24,977
Total Assets	$16,416	$8,925	$25,341	$16,469	$8,976	$25,445

Non-GAAP Managed Financial Information

Loans that have been securitized and sold to third party investors are not considered to be our assets under GAAP and therefore are not shown on our balance sheet. However, the interests we retain in the securitized loan pools create financial exposure to the current and expected cash flows of the securitized loans. Although the loans sold are not on our balance sheet, their performance can affect some or all of our retained interests as well as our results of operations and our financial position. In addition, we continue to service these loans.

Because of this continued exposure and involvement, we use managed financial information to evaluate our historical performance, assess our current condition, and plan our future operations. We believe that managed financial information supplements our GAAP information and is helpful to the reader’s understanding of our consolidated financial condition and results of operations. “Reported” financial information refers to GAAP financial information. “Managed” financial information is derived by adjusting the reported financial information to add back securitized loan balances and the related finance charge and fee income, credit losses, and net interest costs.

The Company in its April 25, 2005 earnings call will be disclosing certain projected financial measures relating to expected performance on a managed basis, such as net credit losses, net interest income margin, and non-interest income margin.  The Company develops such projections on a managed basis using managed financial information and does not in the normal course derive comparable GAAP projections.  Developing such comparable GAAP projections would be unreasonably burdensome and in the opinion of management such comparable GAAP projections would not provide to the users of the financial information a significant benefit in understanding the Company’s expected future performance.